UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

BLUE OWL TECHNOLOGY INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01445	87-1346173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

As of April 1, 2026, Blue Owl Technology Income Corp. (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of April 1, 2026 (number of shares finalized on April 23, 2026)	319,230	$3,134,834

Item 8.01. Other Events.

Distribution

On February 18, 2026, the Company’s board of directors declared the following monthly distribution payable on or before May 31, 2026 to shareholders of record as of April 30, 2026.

Class of Common Shares	Gross Distributions	Shareholder Servicing Fee (1)	Net Distributions (1)
Class S	$0.074775	$0.006697	$0.068078
Class D	$0.074775	$0.001970	$0.072805
Class I	$0.074775	$0.000000	$0.074775

(1) Based on January 31, 2026 net asset value.

Status of the Offering

The Company is currently publicly offering on a continuous basis up to $5.0 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis up to $5.0 billion in Shares (the “Initial Offering” and together with the Current Offering, the “Offering”). Additionally, the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Shares	94,852,655	$980,495,973
Class D Shares	3,430,023	35,054,508
Class I Shares	44,651,478	458,509,475
Private Offering
Class I Shares	252,149,225	2,579,413,825
Total Offering and Private Offering*	395,083,381	$4,053,473,781

*Includes seed capital of $1,000 contributed by Blue Owl Technology Credit Advisors LLC, an affiliate of Blue Owl Technology Credit Advisors II LLC (the “Adviser”), in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser.

April 1, 2026 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first business day of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The April 1, 2026 public offering price for each of our share classes is equal to such class’s NAV per share as of March 31, 2026, plus applicable maximum upfront sales load.

Net Asset Value (per share)
Class S	$9.82
Class D	$9.82
Class I	$9.82

The average debt-to-equity leverage ratio during the month-to-date period ended March 31, 2026 was 0.77x. Pro-forma for the settlement of our most recent tender offer, the net debt-to-equity leverage ratio was 0.85x as of March 31, 2026. As of March 31, 2026, we had available liquidity of over $1.4 billion, which includes cash, liquid Level 2 assets and available debt based on current borrowing base limitations. The table below summarizes the company’s committed debt capacity and drawn amounts as of March 31, 2026.

($ in thousands)	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility	$1,050,000	$301,304
SPV Asset Facility I	750,000	474,000
SPV Asset Facility II	500,000	270,250
SPV Asset Facility III	550,000	350,000
SPV Asset Facility IV	750,000	461,500
Athena CLO III	270,000	270,000
Series 2023A Notes	100,000	100,000
Series 2023B Notes - Tranche A	100,000	100,000
Series 2023B Notes - Tranche B	75,000	75,000
Total Debt	$4,145,000	$2,402,054

Of the Company’s committed debt capacity, $2.3 billion (95.6%) is in floating rate leverage based on drawn amounts.

Portfolio Update
As of March 31, 2026, we had debt investments in 157 portfolio companies with an aggregate par value of $5.0 billion. As of March 31, 2026, based on par value, our portfolio consisted of 86.8% first lien debt investments, 4.7% second lien debt investments, 1.2% unsecured debt investments, 3.4% preferred equity investments, 1.9% specialty finance equity investments, 1.7% common equity investments and 0.3% joint venture investments. As of March 31, 2026, 98.0% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of March 31, 2026.

Industry	Par ($ in thousands)	% of Par
Application Software	$848,740	16.8%
Systems Software	719,067	14.3%

Industry	Par ($ in thousands)	% of Par
Health Care Technology	608,449	12.1%
Diversified Financial Services	366,717	7.3%
Professional Services	308,962	6.1%
Insurance	254,326	5.0%
IT Services	249,708	5.0%
Health Care Providers & Services	224,811	4.5%
Health Care Equipment & Supplies	174,731	3.5%
Food & Staples Retailing	138,461	2.7%
Diversified Consumer Services	126,282	2.5%
Life Sciences Tools & Services	124,050	2.5%
Buildings & Real Estate	101,395	2.0%
Equity Real Estate Investment Trusts (REITs)	97,629	1.9%
Commercial Services & Supplies	72,717	1.4%
Aerospace & Defense	67,446	1.3%
Entertainment	62,047	1.2%
Specialty Retail	51,230	1.0%
Capital Markets	49,177	1.0%
Industrial Conglomerates	44,419	0.9%
Real Estate Management & Development	39,403	0.8%
Hotels, Restaurants & Leisure	36,657	0.7%
Consumer Finance	32,666	0.6%
Internet & Direct Marketing Retail	29,131	0.6%
Media	28,425	0.6%
Banks	25,000	0.5%
Wireless Telecommunication Services	24,012	0.5%
Machinery	18,104	0.4%
Containers & Packaging	17,158	0.3%
Water Utilities	15,569	0.3%
Multiline Retail	14,529	0.3%
Food Products	13,680	0.3%
Construction & Engineering	12,950	0.3%
Airlines	8,806	0.2%
Beverages	8,544	0.2%
Pharmaceuticals	8,335	0.2%
Building Products	7,153	0.1%
Household Products	6,860	0.1%
Total	$5,037,346	100.0%

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Dated:	April 23, 2026	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer